UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 28, 2004

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Item 12. Results of Operations and Financial Condition
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Signatures
PRESS RELEASE DATED JULY 28, 2004

Item 12. Results of Operations and Financial Condition

On July 28, 2004, Airgas, Inc. (the “Company”) reported its earnings for its first quarter ended June 30, 2004, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Form 8-K report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Non-GAAP Measures:

The press release attached as Exhibit 99.1 contains certain financial measures that are not defined under generally accepted accounting principles (GAAP). Free Cash Flow is a non-GAAP measure that provides investors meaningful insight into the Company’s ability to generate cash from continuing operations over time, which can be used at management’s discretion for acquisitions, the repayment of debt or to support other investing and financing activities. The Company uses the non-GAAP measure Adjusted Debt to provide investors with a more accurate and meaningful measure of the change in the Company’s obligation to repay debt by adjusting for the non-recourse debt of the National Welders joint venture, non-cash interest rate hedging and funds received or repaid under the trade receivables securitization program.

The Company’s intent is to provide non-GAAP financial information to enhance investors’ understanding of the Company’s consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) None

(b) None

(c) Exhibits.

          99.1 - Press Release dated July 28, 2004

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.		AIRGAS EAST, INC.
AIRGAS GREAT LAKES, INC.
(Registrant)		AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY:	/s/ Robert M. McLaughlin	AIRGAS SOUTH, INC.
AIRGAS GULF STATES, INC.
	Robert M. McLaughlin	AIRGAS MID SOUTH, INC.
	Vice President & Controller	AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
RUTLAND TOOL & SUPPLY CO., INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

BY:	/s/ Robert M. McLaughlin

Robert M. McLaughlin
Vice President

ATNL, INC.

(Co-Registrant)

BY:	/s/ Melanie Andrews

Melanie Andrews
President

DATED: July 29, 2004